UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 13, 2015

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 13, 2015, National Oilwell Varco, Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1. the election of nine members to the Board of Directors;

2. the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2015;

3. the approval, on an advisory basis, of the compensation of our named executive officers;

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1. Election of directors:
Clay C. Williams	295,872,914	10,789,597	1,837,228	35,715,230
Greg L. Armstrong	301,980,081	5,285,986	1,233,672	35,715,230
Robert E. Beauchamp	304,299,228	2,964,309	1,236,202	35,715,230
Marcela E. Donadio	302,772,386	4,482,653	1,244,700	35,715,230
Ben A. Guill	303,039,716	4,213,140	1,246,883	35,715,230
David D. Harrison	301,156,904	6,107,720	1,235,115	35,715,230
Roger L. Jarvis	303,299,846	3,961,543	1,238,350	35,715,230
Eric L. Mattson	301,856,736	5,408,530	1,234,473	35,715,230
Jeffery A. Smisek	305,796,270	1,460,668	1,242,801	35,715,230

The nine directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2016. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2015	320,918,216	21,554,667	1,742,086	0

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	299,429,864	7,465,527	1,604,348	35,715,230

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt Vice President